UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 29, 2022

VETANOVA, INC.

(Name of registrant as specified in its charter)

Nevada	000-51068	85-1736272
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

335 A Josephine St.

Denver, CO 80206

Address of principal executive offices

(303) 248-6883

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	N/A	N/A

ITEM 8.01 OTHER EVENTS.

On August 16, 2022, the Inflation Reduction Act of 2022 (IRA) was signed into law. The IRA provides for up to 60% in transferable tax credits to businesses with qualified solar spending starting in 2023.

On August 26, 2022, VetaNova Inc (VTNA) entered into an agreement to purchase 300,000,000 Common Membership Interests of VetaNova Solar Partners, LLC (VSP), which was formed on December 13, 2020, as a pass-through entity. VSP was formed to develop and build solar arrays to provide approximately 10 MW of electrical power for 25 acres of vertical greenhouse facilities on 157 acres in Pueblo County, Colorado, the Avondale Project. The solar arrays are estimated to cost $25,000,000, which would be qualified solar expenditures.

The Company filed a Reg A Offering Statement to sell $10,000,000 in Equity Units consisting of VTNA common stock and warrants. The Offering Statement was qualified on June 17, 2022. The Company is filing an Amendment to the offering statement whereby 300,000,000 VSP Common Membership Interests will be added to the VTNA Equity Units in the Offering. Investors can examine the Company’s Offering online at https://www.vetanovarega.com/.

About VetaNova.

The Company is in its development stage and intends to build and operate solar-powered, carbon-negative greenhouses utilizing Artificial Intelligence assisted technologies to control the growing environment. The Company’s revenue is expected to come from growing farm-fresh fruits and vegetables sold to local markets. The Company’s ability to build and operate solar-powered, carbon-negative greenhouses is dependent on the Company’s ability to raise additional capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 29, 2022.

VETANOVA, INC.

By:	/s/ John McKowen
John McKowen, Chief Executive Officer